Exhibit 10.1

FIRST AMENDMENT TO 15% NON-CONVERTIBLE SENIOR SECURED PROMISSORY

NOTE DUE 2020

THIS FIRST AMENDMENT TO 15% NON-CONVERTIBLE SENIOR SECURED PROMISSORY NOTE DUE 2020 (this “Amendment”) is dated as of December 31, 2015 (the “Amendment Date”), and is executed by and among HARVEST NATURAL RESOURCES, INC., a Delaware corporation (the “Company”), and CT ENERGY HOLDING SRL, a Barbados society (“Holder”).

R E C I T A L S:

WHEREAS, the Company executed that certain 15% Non-Convertible Senior Secured Promissory Note due 2020, dated June 19, 2015, to the Holder, in the original principal amount of $25,225,000, a copy of which is attached hereto as Exhibit A (the “Original Note”).

WHEREAS, the Holder and the Company desire to amend the Original Notes as set forth herein, so as to increase the original principal amount thereof to reflect a loan back to the Company of $858,341, which is the accrued unpaid interest to be paid by the Company to the Holder on or about January 4, 2016 (being the first Business Day of January in 2016).

NOW, THEREFORE, for good and valuable consideration hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Original Note as amended hereby.

SECTION 2. AMENDMENTS TO THE ORIGINAL NOTE

Section 2.1 Amendments to Principal Amount. The Original Note is hereby amended, effective as of January 1, 2016, as follows: (i) wherever “US$25,225,000” appears in the Original Note, hereafter such amount shall instead be replaced by “US$26,083,341”; (ii) wherever “$25,200,000.00” appears in the Original Note, hereafter such amount shall instead be replaced by “$26,083,341.00”, and (iii) wherever references to “TWENTY-FIVE MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS” appears in the Original Note, hereafter such amount shall be replaced by “TWENTY-SIX MILLION EIGHTY-THREE THOUSAND THREE HUNDRED AND FORTY-ONE AND 00/100 DOLLARS”.

SECTION 3. CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent (except and to the extent that any such condition precedent shall have been waived by the Company and the Holder in writing):

(a) The Holder shall have received this Amendment as executed by each of the parties hereto.

SECTION 4. MISCELLANEOUS

Section 4.1 Representations and Warranties.

(a) The Company hereby represents and warrants to the Holder that (a) no Event of Default has occurred and is continuing (after giving effect to this Amendment), (b) the Company has all requisite corporate power and authority to execute and deliver this Amendment, and (c) the execution and delivery of this Amendment by the Company has been duly authorized by all necessary corporate action, and does not and will not violate or result in any breach or contravention by the Company or its Subsidiaries of the Purchase Agreement or any Applicable Law.

(b) The Holder hereby represents and warrants to the Company that (a) the Holder has all requisite corporate power and authority to execute and deliver this Amendment, and (b) the execution and delivery of this Amendment by the Holder has been duly authorized by all necessary corporate action, and does not and will not violate or result in any breach or contravention by Holder of the Purchase Agreement or any Applicable Law.

Section 4.2 Ratifications. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Original Note, the Security Agreement, the Purchase Agreement and other documents and agreements executed in connection therewith are ratified and confirmed and shall continue in full force and effect. The parties hereto agree that the Original Note as amended hereby, the Purchase Agreement, the Security Agreement and other documents and agreements executed in connection therewith shall continue to be legal, valid, binding and enforceable in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium and similar laws, and general principles of equity (whether enforcement is sought by proceedings in equity or at law).

Section 4.3 Reference to the Original Note. Each of the Purchase Agreement, the Security Agreement and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or the Security Agreement as amended hereby, is hereby amended so that any reference in any of the foregoing to the Original Note shall hereafter mean a reference to the Original Note as amended hereby.

Section 4.4 Effect of Amendment. The Company hereby (a) agrees that this Amendment shall not limit or diminish the obligations of the Company or any other obligor under or with respect to the Purchase Agreement, the Security Agreement or the Original Note as amended hereby, and (b) reaffirms all of its obligations under the Purchase Agreement as amended hereby, the Security Agreement and each of the other documents executed in connection with the foregoing.

Section 4.5 Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which is as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.6 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANOTHER LAW.

Section 4.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Company and the Holder and their respective successors and permitted assigns.

Section 4.8 Counterparts; Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Executed counterparts of a signature page to this Amendment may be delivered by facsimile or electronic messaging system, and if so delivered shall have the same force and effect as manually signed originals for all purposes.

Section 4.9 Headings. The headings, subheadings and captions used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMPANY:

HARVEST NATURAL RESOURCES, INC.

By: /s/ Keith L. Head
Print Name: Keith L. Head
Print Title: Vice President and General Counsel

Signature Page to Amendment to Original Note

CT ENERGY HOLDING SRL

By: /s/ Raul Herrera
Print Name: Raul Herrera
Print Title: Attorney in fact

Signature Page to Amendment to Original Note